UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 15, 2008

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-32085	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2008, Allscripts LLC, a wholly-owned subsidiary of Allscripts Healthcare Solutions, Inc. (“Allscripts”) and Benjamin Bulkley, Allscripts’ chief operating officer, entered into a Separation Agreement and General Release (the “Separation Agreement”). The Separation Agreement acknowledges that Mr. Bulkley has resigned from his employment with Allscripts effective September 19, 2008. Under the terms of the Separation Agreement, Allscripts will pay Mr. Bulkley his guaranteed minimum performance bonus for 2007 of $50,000 within ten days of the effective date of his termination. Allscripts has agreed to make the following payments to Mr. Bulkley: (i) one year’s base salary payable in twelve monthly installments, (ii) the performance bonus Mr. Bulkley would have been entitled to for the Company’s fiscal third quarter 2008, payable at the time it otherwise would have been payable and (iii) a cash payment of $10,000 in lieu of outplacement services, provided that Mr. Bulkley complies with certain covenants in his employment agreement, as amended. Additionally, Allscripts will continue to provide Mr. Bulkley and his family members with certain benefits for twelve months and his unvested equity awards will vest upon the effective date of his resignation.

In the Separation Agreement, Allscripts exercised its right to make the cash payment described in Section 4.5.1(v) of Mr. Bulkley’s amended employment agreement, as described in the First Amendment to Mr. Bulkley’s employment agreement, which was filed as Exhibit 10.1 to Allscripts’ Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008 and is incorporated by reference herein, in lieu of the vesting of unvested restricted stock units of Allscripts held by Mr. Bulkley. The Separation Agreement also contains a general release of any and all claims by Mr. Bulkley in favor of Allscripts.

A copy of the Separation Agreement is attached to, and is incorporated by reference into, this Current Report on Form 8-K as Exhibit 10.1. The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement.

Item 8.01. Other Events.

Designation of Executive Officers Post-Closing

As previously announced, Allscripts entered into an Agreement and Plan of Merger dated as of March 17, 2008 (the “Merger Agreement”) with Misys plc (“Misys”), Misys Healthcare Systems, LLC (“MHS”), an indirect wholly-owned subsidiary of Misys, and Patriot Merger Company, LLC, pursuant to which, among other things, and subject to the satisfaction or, where permissible, waiver of the conditions set forth therein, MHS will become a wholly-owned subsidiary of Allscripts. In connection with the anticipated closing of the transactions contemplated by the Merger Agreement (the “Transactions”), which is subject to customary closing conditions, including approval of Allscripts’ stockholders, Allscripts’ board of directors has designated the anticipated executive officers of Allscripts effective after, and contingent upon, consummation of the Transactions. The following is the listing of such executive officers:

Michael Lawrie	Executive Chairman
Glen E. Tullman	Chief Executive Officer
Lee Shapiro	President
William J. Davis	Senior Vice President and Chief Financial Officer
Brian D. Vandenberg	Senior Vice President and General Counsel
Nicoa C. Dunne	Senior Vice President, Human Resources
R.L. (Vern) Davenport	President, Professional Solutions

Laurie A.S. McGraw	President, Enterprise Solutions
Jeffrey A. Surges	President, Hospital Solutions

iMedica Dispute with MHS

On September 15, 2008, Misys announced that MHS had reached an agreement (the “Agreement”) with iMedica Corporation (“iMedica”) and settled the previously disclosed dispute between MHS and iMedica regarding the OEM agreement between MHS and iMedica. Under the terms of the Agreement MHS will continue to license certain iMedica health and practice management software, marketed under the Misys MyWay brand. The Agreement also provides that iMedica will license to MHS a new version of the iMedica software source code. Each of iMedica and MHS will continue to develop their products independently and neither party will have any rights to the other party’s future source code or products, nor any obligation to share any future source code or products.

MHS also agreed to pay iMedica a total of $12 million in cash over the coming months contingent upon delivery by iMedica and acceptance by MHS of the source code and services, and to surrender MHS’ minority equity stake in iMedica and any outstanding prepaid royalties. Misys has agreed to bear the full liability and responsibility for such $12 million payment.

The summary of the Agreement contained in this Item 8.01 has been derived by Allscripts from Misys plc’s press release dated September 15, 2008, attached hereto as Exhibit 99.1 and incorporated by reference herein, which contains additional details regarding the Agreement, and an agreement by Misys to make the $12 million payment noted above.

Physicians Interactive Sale

On September 17, 2008, Allscripts, LLC, a wholly-owned subsidiary of Allscripts, entered into an Asset Purchase Agreement (the “PI Agreement”) with Perseus Acquisition, Inc. (“Buyer”), pursuant to which Allscripts, LLC has agreed to sell to Buyer the assets comprising Allscripts’ Physicians Interactive business (the “Assets”). The Physicians Interactive business provides clinical education and information solutions for physicians and patients. The purchase price for the Assets is $11,500,000 in cash. The closing of the sale of the Assets, which is subject to customary closing conditions, is expected to occur on or about October 3, 2008. At the closing, Allscripts is expected to enter into a services agreement pursuant to which it will agree to provide certain administrative services to Buyer until March 31, 2009.

Important Additional Information and Where to Find It

A portion of this communication is being made in respect of the proposed business combination involving a subsidiary of Allscripts and MHS, a wholly owned subsidiary of Misys. In connection with this proposed transaction, Allscripts has filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement. BEFORE MAKING ANY DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT ALLSCRIPTS AND THE PROPOSED TRANSACTION. Investors and security holders can obtain copies of Allscripts’ materials (and all other offer documents filed with the SEC) when available, at no charge on the SEC’s website: www.sec.gov. Copies can also be obtained at no charge by directing a request for such materials to Allscripts at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654, Attention: Lee Shapiro, Secretary. Investors and security holders may also read and copy any reports, statements and other information filed by Allscripts with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room. Allscripts’ directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies from the stockholders of Allscripts in favor of the proposed transaction. Information about Allscripts, its directors and its executive officers, and their ownership of Allscripts’

securities, is set forth in its definitive proxy statement for the 2008 Annual Meeting of Stockholders, which was filed with the SEC on August 21, 2008.

Forward-Looking Statements

This communication contains forward-looking statements. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Forward-looking statements may be identified by words such as “believes”, “expects”, “anticipates”, “estimates”, “projects”, “intends”, “should”, “seeks”, “future”, continue”, or the negative of such terms, or other comparable terminology. Such forward-looking statements are subject to numerous risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Such factors may include, but are not limited to: (1) the occurrence of any event, development, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that have been or may be instituted against Allscripts and others following announcement of entering into the merger agreement; (3) the inability to complete the proposed transaction due to the failure to obtain stockholder or shareholder approval or the failure of any party to satisfy other conditions to completion of the proposed transaction; (4) risks that the proposed transaction disrupts current plans and operations and potential difficulties in employee retention as a result of the merger; and (5) other factors described in filings with the Securities and Exchange Commission. Many of the factors that will determine the outcome of the subject matter of this communication are beyond Allscripts’, Misys’ and MHS’ ability to control or predict. Allscripts can give no assurance that any of the Transactions will be completed or that the conditions to the Transactions will be satisfied. Allscripts undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. Allscripts is not responsible for updating the information contained in this communication beyond the published date, or for changes made to this communication by wire services or Internet service providers.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.

Exhibit 10.1	Separation Agreement and General Release between Allscripts, LLC and Benjamin Bulkley dated September 18, 2008

Exhibit 99.1	Misys plc Press Release dated September 15, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Date: September 19, 2008	By:	/s/ William J. Davis
William J. Davis
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

Exhibit 10.1	Separation Agreement and General Release between Allscripts, LLC and Benjamin Bulkley dated September 18, 2008

Exhibit 99.1	Misys plc Press Release dated September 15, 2008